Exhibit 10.25M

2018 Plan Award Certificate –Performance-Vesting Restricted Stock Unit Award (Reporting Officer)_(rev. 2024)

Alkermes plc
Connaught House
1 Burlington Road
Dublin 4, Ireland

Name: Participant Name

Address: Participant Address

Grant ID: Grant ID

Plan: Plan ID

ID: Optionee ID

Effective [Grant Date] (the “Grant Date”), you have been granted a performance-vesting restricted stock unit award (the “PRSU”). The PRSU is for a total of [Award Grant Amount] ordinary shares, par value $0.01 per share (the “Shares”), of Alkermes plc (the “Company”).

The PRSU was granted under the Alkermes plc 2018 Stock Option and Incentive Plan (the “Plan”) and is governed by the terms and conditions thereof and of this award certificate (this “Award Certificate”). A copy of the Plan is posted on your local human resources page of the Company’s website. Unless otherwise defined in this Award Certificate, all capitalized terms used in this Award Certificate shall have the respective meanings ascribed to them in the Plan.

Vesting details for the PRSU are as set forth on Exhibit A attached to this Award Certificate.

You must be employed by the Company on each vesting date in order to receive the Shares that vest on each such date, except as otherwise provided below. For purposes of the PRSU, and as set forth in Section 14 of the Plan, you will continue to be deemed employed by the Company for so long as you (x) remain employed by the Company or any Subsidiary, regardless of any transfer between the Company or such Subsidiary or between Subsidiaries, or any transfer from one eligibility category under Section 4 of the Plan to another, or (y) are on an approved leave of absence from the Company or any Subsidiary.

No portion of the PRSU shall vest prior to the one-year anniversary of the Grant Date, except as set forth in Section 7(a) of the Plan. Subject to this exception, if a vesting event or milestone is achieved and the compensation committee of the Company’s board of directors acknowledges and recognizes the achievement of such vesting event or milestone during the 12-month period between the Grant Date and the one year anniversary of the Grant Date, the portion of the Shares subject to such vesting event or milestone shall vest on the first business day immediately following the one year anniversary of the Grant Date.

The Company will deliver to you a number of Shares equal to the number of vested Shares underlying your PRSU, subject to the satisfaction of tax withholding obligations as set forth in the Plan, within three business days of each applicable vesting date. Delivery of the Shares in settlement of your PRSU is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner.

In the event of the termination of your employment with the Company by reason of death or permanent disability prior to the end of the PRSU’s performance period, the PRSU shall vest as follows at the end of the performance period:

(a)
if the termination of employment due to death or permanent disability occurs in a calendar year subsequent to the calendar year in which the Grant Date falls, you will be entitled to the full amount of the PRSU to which you would otherwise have been entitled absent such termination, if any, as determined based on the terms of the PRSU at the end of the performance period; and

(b)
if the termination of employment due to death or permanent disability occurs in the calendar year in which the Grant Date falls, then you will be entitled to a pro-rata amount of the PRSU to which you would have otherwise been entitled absent such termination, if any, as determined based on the terms of the PRSU at the end of the performance period, with such pro-rated amount equal to the product of the full amount to which you would otherwise have been entitled multiplied by the fraction which has as its numerator the number of full months of employment completed in the calendar year in which such termination of employment due to death or disability occurs, and has as its denominator 36 (being the number of months in the performance period).

In the event of a Sale Event, the following provisions shall apply in lieu of and expressly supersede Section 3(d) of the Plan:

•
In the event of a Sale Event in which the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) does not assume or continue the PRSU, or substitute a similar award for the PRSU, then (i) to the extent the PRSU is outstanding and not vested immediately prior to the effective time of the Sale Event, the PRSU shall become fully vested as determined in accordance with Exhibit A attached to this Award Certificate as of the effective time of the Sale Event, provided that your employment or other service relationship with the Company has not terminated prior to the effective time of the Sale Event and (ii) the PRSU will terminate upon the effective time of the Sale Event.

•
In the event of a Sale Event in which the surviving entity or acquiring entity (or the surviving or acquiring entity’s parent company) assumes or continues the PRSU or substitutes a similar award for the PRSU, then upon such Sale Event (if such Sale Event is a Change in Control, as such term is defined in your employment agreement with the Company or any of its Subsidiaries (“Employment Agreement”)) or upon a Change in Control following such Sale Event (if such Sale Event is not a Change in Control), these provisions shall apply regarding the vesting of the PRSU upon your termination of employment with the Company or any of its Subsidiaries (or its successor in interest), if such termination of employment occurs within twenty-four (24) months after the occurrence of the first event constituting a Change in Control, provided that such first event occurs during the Period of Employment, as such term is defined in your Employment Agreement. These provisions shall terminate and be of no further force or effect beginning twenty-four (24) months after the occurrence of a Change in Control.

If within twenty-four (24) months after a Change in Control occurs, your employment is terminated by the Company or any of its Subsidiaries (or its successor in interest) without Cause (as such term is defined in your Employment Agreement) or you terminate your employment for Good Reason (as such term is defined in your Employment Agreement), then, to the extent the PRSU is outstanding and not vested immediately prior to the Date of Termination (as defined in your Employment Agreement), it shall become fully vested as determined in accordance with Exhibit A attached to this Award Certificate on the Date of Termination; provided, however, that if such Change in Control is not a Sale Event, the effective date of such vesting shall be the later of (i) the Date of Termination or (ii) the one-year anniversary of the Grant Date. For purposes of the foregoing, the determination of whether your employment is terminated without Cause or for Good Reason will be made by the Company (or its successor in interest) in accordance with the terms of your Employment Agreement.

The grant of the PRSU does not infer any right to, or expectation of, the grant of any additional Options or other Awards on the same basis or at all, in any future year. Participation in the Plan shall in no way give you any rights to compensation for any claim of loss in relation to the Plan, including without limitation:

(a)
any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of an employment relationship);

(b)
any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or

(c)
the operation, suspension, termination or amendment of the Plan.

Any controversy or claim arising out of or relating to this Award Certificate and/or the PRSU shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Boston, Massachusetts, USA, in accordance with the Employment Arbitration Rules and Mediation Procedures of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

You may not be issued any Shares in respect of the PRSU unless either (i) the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The PRSU also must comply with other applicable laws and regulations governing the PRSU, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

The Company has no duty or obligation to minimize the tax consequences to you of the PRSU and will not be liable to you for any adverse tax consequences to you arising in connection with the PRSU. You are advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of the PRSU.

This Award Certificate may not be modified or amended except in a writing signed by you and a duly authorized officer of the Company. Notwithstanding the foregoing, the Administrator reserves the right to modify or amend, by written notice to you, the terms of the PRSU and/or this Award Certificate in any way it may deem necessary or advisable (i) as a result of any change in applicable laws or regulations, or any future law, regulation, ruling, or judicial decision, in each case applicable to the PRSU, or (ii) for any other legal purpose, provided that (in each case of (i) or (ii) above), no such modification or amendment shall adversely affect your rights under the PRSU and/or this Award Certificate without your written consent. Notwithstanding the foregoing, in accordance with footnote 1 of the PRSU attached hereto as Exhibit A, in the event of a change in the Company’s circumstances during the applicable performance period for the PRSU, adjustments or amendments to the PRSU may be made at discretion of the compensation committee of the Board upon notice to you and shall not require your written consent. Notwithstanding the foregoing, in accordance with the terms of the PRSU set forth on Exhibit A attached to this certificate, in the event of a change in the Company’s circumstances during the applicable performance period for the PRSU, adjustments or amendments to the PRSU may be made at the discretion of the compensation committee of the Company’s board of directors upon notice to you and shall not require your written consent.

Alkermes plc

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